UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): June 19, 2018
____________________
TransUnion

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

____________________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On June 19, 2018, TransUnion Intermediate Holdings, Inc. (“Holdings”) and Trans Union LLC (the “Borrower”), wholly-owned subsidiaries of TransUnion (“TransUnion” or the “Company”), amended the Credit Agreement, dated as of June 15, 2010, by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto from time to time (as amended, amended and restated, supplemented and/or otherwise modified pursuant to Amendment No. 1, dated as of February 10, 2011, Amendment No. 2, dated as of February 27, 2012, Amendment No. 3, dated as of April 17, 2012, Amendment No. 4, dated as of February 5, 2013, Amendment No. 5, dated as of November 22, 2013, Amendment No. 6, dated as of December 16, 2013, Amendment No. 7, dated as of April 9, 2014, Amendment No. 8, dated as of June 2, 2015, Amendment No. 9, dated as of June 30, 2015, Amendment No. 10, dated as of March 31, 2016, Amendment No. 11, dated as of May 31, 2016, Amendment No. 12, dated as of January 31, 2017, Amendment No. 13, dated as of August 9, 2017, and Amendment No. 14, dated as of May 2, 2018, collectively, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein have the respective meanings given such terms in the Credit Agreement. Pursuant to the Amendment No. 15 to the Credit Agreement, dated as of June 19, 2018 (the “Fifteenth Amendment”), by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Securities, Inc., RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Capital One, N.A., as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the lenders party thereto, the Credit Agreement was amended to provide for Incremental Term B-4 Loans (the “2018 Incremental Term B-4 Loans”) in an aggregate principal amount of $600,000,000 and Incremental Term A-2 Loans (the “2018 Incremental Term A-2 Loans”) in an aggregate principal amount of $800,000,000, the proceeds of which were used (i) to finance the acquisition of Crown Acquisition Topco Limited, a private limited company incorporated and registered in England and Wales (“Crown”) from the equity holders thereof (collectively, the “Crown Sellers”) pursuant to that certain Share Purchase Agreement, dated as of April 20, 2018, by and among Crown, Vail Holdings UK Ltd., a wholly owned subsidiary of the Borrower, and the Crown Sellers, (ii) to repay certain outstanding debt of Crown and (iii) to pay fees and expenses incurred in connection with the acquisition. The 2018 Incremental Term B-4 Loans rank pari passu in right of payment and pari passu in right of security with the Revolving Credit Loans, the 2017 Replacement Term B-3 Loans, the 2017 Replacement Term A-2 Loans and the 2018 Incremental Term A-2 Loans and will be treated the same in all respects as the 2017 Replacement Term B-3 Loans except that the Maturity Date of the 2018 Incremental Term B-4 Loans is June 19, 2025, and as otherwise set forth in the Credit Agreement, as amended. The 2018 Incremental Term A-2 Loans rank pari passu in right of payment and pari passu in right of security with the Revolving Credit Loans, the 2017 Replacement Term B-3 Loans, the 2018 Incremental Term B-4 Loans and the Existing 2017 Replacement Term A-2 Loans and will be treated the same in all respects as the Existing 2017 Replacement Term A-2 Loans except as otherwise set forth in the Credit Agreement, as amended.
Holdings and its direct and indirect wholly-owned subsidiaries party to the Credit Agreement and ancillary agreements and documents (other than the Borrower) continue to provide an unconditional guaranty of all amounts owing under the Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of the Borrower, Holdings and the other guarantors, including their investments in subsidiaries. The Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.
Item 2.01Completion of Acquisition or Disposition of Assets.
As previously announced, Vail Holdings UK, Ltd., a private limited company incorporated and registered in England and Wales (the “Purchaser”), an indirect subsidiary of each of TransUnion, a Delaware corporation (the “Parent”), and Trans Union LLC, a Delaware limited liability company (the “Company”), and the Parent entered into a Share Purchase Agreement, dated April 20, 2018 (the “Acquisition Agreement”) with Crown Acquisition Topco Limited (“Crown”), Crown Holdco S.À R.L., the EBT Beneficiary Sellers named therein, and the Individual Sellers named therein, providing for the purchase of all of the issued and outstanding share capital from the equity holders of Crown (the “Acquisition”) in exchange for approximately £1 billion in cash, subject to certain adjustments set forth in the Acquisition Agreement. Crown is the indirect parent of Callcredit Information Group Limited (“Callcredit”). Founded in 2000, Callcredit features the U.K.’s second largest credit reference agency, offering products and services that include credit and marketing data, analytics, ID verification & fraud prevention, and consumer empowerment. The Acquisition was completed on June 19, 2018.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On June 20, 2018, Robert E. Beauchamp was appointed by the Board of Directors as a Class III director of TransUnion, effective as of that date, to fill a current vacancy in the Board of Directors and to serve as a Class III director for the balance of the three-year term expiring at the 2021 annual meeting of stockholders and until the election and qualification of his successor. Mr. Beauchamp, 58, served as President and Chief Executive Officer of BMC Software, Inc., a leading provider of enterprise IT management solutions, from 2001 through 2016, and has served as Chairman of the board of directors of BMC Software since 2008. During his 27-year career with BMC Software, he has served in a variety of leadership roles in sales, marketing, corporate development, and product management and development. Mr. Beauchamp has also been a director of Raytheon, Inc., a technology and innovation leader specializing in defense, civil and cybersecurity markets throughout the world, since July 2015; a director of Forcepoint LLC, a global human-centric cybersecurity company transforming the digital enterprise by continuously adapting security response to the dynamic risk posed by individual users and machines, since November 2016; and a director of Agile Upstream, a provider of artificial intelligence software developed specifically for the oil and gas industry, since December 2017. He served as a member of the Board of Regents of Baylor University for nine years. Mr. Beauchamp holds a Bachelor of Business Administration from the University of Texas at Austin and a Master of Science from Houston Baptist University.
Mr. Beauchamp will be compensated in accordance with TransUnion’s standard compensation policies and practices for the non-employee, independent members of the Board. There are no arrangements or understandings between Mr. Beauchamp and any other person pursuant to which they were appointed as a director. Mr. Beauchamp is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Any required historical financial information with respect to Crown will be filed by amendment to this Item 9.01(a) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
Any required unaudited pro forma condensed financial information with respect to the combined company will be filed by amendment to this Item 9.01(b) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1
Share Purchase Agreement, dated as of April 20, 2018 by and among Vail Holdings UK Ltd., Crown Acquisition Topco Limited, Crown Holdco S.À R.L., the EBT Beneficiary Sellers named therein, the Individual Sellers named therein, the EBT Seller named therein, each additional Seller who may become a party thereto, Crown Holdco S.À R.L., solely in its capacity as the Seller Representative and TransUnion, solely for purposes of Section 11.21 (incorporated by reference to Exhibit 2.1 to TransUnion’s Current Report on Form 8-K filed April 25, 2018).* †

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.
† Confidential treatment has been granted for portions of this exhibit. These portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: June 25, 2018
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President